Exhibit 99.1

MODSYS INTERNATIONAL LTD.

ANNOUNCES DELISTING AND DEREGISTRATION OF ORDINARY SHARES

DALLAS, TEXAS, April 12, 2017…ModSys International Ltd. (Nasdaq: MDSY) (the “Company”) today notified the NASDAQ Stock Market of its intention to voluntarily withdraw the Company’s ordinary shares from listing on the NASDAQ Capital Market. The Company intends to file a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) on or about April 22, 2017. After the effectiveness of the Form 25 on or about May 2, 2017, the Company intends to file a Form 15, Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and the deregistration of its ordinary shares under Section 12(g) of the Exchange Act.

The Board of Directors of the Company made the decision to delist the Company’s ordinary shares from the NASDAQ Capital Market and to seek deregistration under the Exchange Act following the Company’s review and careful consideration of several factors, including the ongoing listing, legal, administrative and additional accounting costs associated with being a publicly listed company, the inordinate amount of executive time and Company resources consumed in regulatory compliance obligations and the lack of investor interest as shown in the low daily trading volumes of the ordinary shares on the NASDAQ Capital Market. The Board determined that delisting and deregistration are in the overall best interests of the Company and its shareholders.

The Company anticipates that its ordinary shares will be quoted on the OTC market at the time trading in its ordinary shares on the NASDAQ Capital Market is suspended following the effectiveness of the Form 25. However, the Company can give no assurance that trading in its stock will continue on the OTC markets or on any other securities exchange or quotation medium. The delisting of the ordinary shares from the NASDAQ Capital Market could impair the liquidity and market price of the ordinary shares. Additionally, the delisting of the ordinary shares from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the ordinary shares as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all. If the Company files Forms 15 and 25 and is successful in deregistering its ordinary shares and suspending its reporting obligations, then the Company will no longer be required to file annual, periodic and current reports with the SEC.

Contact:

Brandon Edenfield, Chief Executive Officer

bedenfield@modernsystems.com

This press release contains “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s ability to delist its ordinary shares with NASDAQ and to deregister its ordinary shares and suspend reporting obligations under the Exchange Act. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties described in additional detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.